UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

SPORTS FIELD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54883	46-0939465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200

Warrenville, IL 60555

(Address of Principal Executive Offices)

(978) 914-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2016, the Sports Field Holdings, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). Greater than 50% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth in the table below. With respect to the election of Jeromy Olson, Tracy Burzycki, Glenn Appel, and Glenn Tilly as directors to each serve a one-year term on the Board and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Jeremy Olson	6,699,115	0	229,240	-
Election of Tracy Burzycki	6,699,115	0	229,240	-
Election of Glenn Appel	6,699,115	0	229,240	-
Election of Glenn Tilley	6,699,855	0	228,500	-
To elect four directors to hold office for a one year term or until each of their successors are elected and qualified	6,697,635	27,500	203,220	-
Ratification of the appointment of RRBB Accountants and Advisors as the independent registered public accounting firm of the Company	7,021,679	147,726	201,210	-
To approve, in a non-binding advisory vote, the compensation pf the Company’s Named Officers	5,976,828	153,226	798,301

	1 Year	2 Years	3 Years	Abstentions
Non-binding advisory vote to approve the frequency of advisory votes on executive compensation	5,112,135	1,056,220	760,000	-

On the basis of the above votes, (i) Jeromy Olson, Tracy Burzycki, Glenn Appel, and Glenn Tilly were elected as members of the Board; (ii) the proposal to elect four directors to hold office for a one year term or until each of their successors are elected and qualified was adopted; (iii) the proposal to ratify the appointment of RRBB Accountants and Advisors as the independent registered public accounting firm of the Company was adopted; (iv) the proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Officers was adopted; and (v) the proposal to approve, in a non-binding advisory vote, the compensation of the Company’s Named Officers for One Year was adopted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: July 5, 2016	By:	/s/ Jeromy Olson
Jeromy Olson
Chief Executive Officer

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